UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2013

Unwired Planet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 South Virginia Street, Suite 201

Reno, Nevada 89501

(Address of Principal Executive Offices) (Zip Code)

(775) 980-2345

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2013, Robin A. Abrams resigned, effective immediately, from the Board of Directors of Unwired Planet, Inc. (the “Company”), as Chairperson of the Nominating and Corporate Governance Committee and as a member of the Audit Committee and Compensation Committee of the Board of Directors of the Company. Ms. Abrams’ resignation was not due to any disagreement with the Company or any matter relating the Company’s operations, policies or practices.

In connection with Ms. Abrams’ resignation and consistent with a policy previously approved by the Compensation Committee of the Board of Directors of the Company:

•	all unvested stock options and restricted stock units of the Company held by Ms. Abrams as of the resignation date were immediately vested on the resignation date;

•	the Company’s repurchase right with respect to any restricted stock held by Ms. Abrams as of the resignation date immediately lapsed on the resignation date; and

•	the post-termination exercise periods for all stock options of the Company held by Ms. Abrams as of the resignation date were extended for an additional fifteen (15) months.

In addition to the foregoing, the Company previously committed to grant certain equity awards to Ms. Abrams under the Company’s 1999 Directors’ Equity Compensation Plan (the “Plan”) with respect to her service on the Board of Directors of the Company and certain committees thereof for the period beginning on January 1, 2013 (the “Award Commitments”) pursuant the Company’s director compensation policy and a letter agreement related to certain invalidly granted restricted stock units (the “RSU Letter Agreement”), but is currently unable to make such grants in their entirety unless and until the stockholders of the Company approve an amendment to the Plan to reserve additional shares of common stock thereunder. In full satisfaction of the Awards Commitment, and in lieu of making any additional equity awards to Ms. Abrams under the Plan, the Company granted 16,593 restricted stock units to Ms. Abrams and made a one-time cash payment in the amount of $65,004.

Effective as of July 26, 2013, Gregory P. Landis was appointed to the Board of Directors of the Company to serve as a Class I director. Mr. Landis was also appointed as Chairman of the Nominating and Corporate Governance Committee and as a member of the newly-created Intellectual Property Committee. As compensation for his services, Mr. Landis is entitled to (i) an option to purchase 24,000 shares of common stock with annual vesting over a three-year period and 18,000 shares of restricted stock units with annual vesting over a three-year period, subject in both cases to continued service as a member of the Board of Directors, (ii) beginning with the Company’s 2013 Annual Meeting, on the date of the Company’s Annual Meeting, an option to purchase 24,000 shares of common stock with annual vesting over a three-year period and 18,000 restricted stock units with annual vesting over a three-year period, both awards to be contingent upon and subject to continued service as a member of the Board of Directors, (iii) on January 1 of each year, restricted stock units with a fair market value equal to $40,000, which will vest on the one-year anniversary of the grant date (which for the current year will be pro-rated and represent restricted stock units with a fair market value equal to $23,123), (iv) a quarterly retainer for service as a member of the Nominating and Corporate Governance Committee of restricted stock units with a fair market value equal to $9,000 annually, which will vest in full on the one-year anniversary of the grant date contingent upon continued service as a member of the Board of Directors and (v) a quarterly retainer for service as a member of the Intellectual Property Committee of restricted stock units with a fair market value equal to $9,000 annually, which will vest in full on the one-year anniversary of the grant date contingent upon continued service as a member of the Board of Directors. The foregoing equity awards will be made subject to the approval by stockholders of the Company of an amendment to increase the number of shares of common stock reserved under the Plan. In the event that the stockholders of the Company do not approve such an amendment to increase the number of shares of common stock reserved under the Plan and the Company does not have sufficient shares authorized under the Plan, the Company will provide Mr. Landis with cash payments in lieu of the equity awards described above.

Effective as of July 26, 2013, Philip A. Vachon was appointed as Chairman of the Board of Directors of the Company, replacing Peter Feld, who resigned as Chairman of the Board of Directors of the Company. Mr. Vachon was also appointed as Chairman of the newly-created Intellectual Property Committee. As compensation for his services as Chairman of the Board of Directors and Chairman of the newly-created Intellectual Property Committee, Mr. Vachon is entitled to (i) an annual award of restricted stock units with a fair market value equal to $20,000 annually (which for the current year will be pro-rated based on the actual number of days of service as Chairman of the Board of Directors), (ii) an annual award of restricted stock units with a fair market value equal to $225,000 annually (which for the current year will be pro-rated based on the actual number of days of service as Chairman of the Intellectual Property Committee) and (iii) a one-time grant of an option to purchase 250,000 shares of common stock with annual vesting over a three-year period, contingent upon continued service as a member of the Board of Directors. The foregoing equity awards will be made subject to the approval by stockholders of the Company of an amendment to increase the number of shares of common stock reserved under the Plan. In the event that the stockholders of the Company do not approve such an amendment to increase the number of shares of common stock reserved under the Plan and the Company does not have sufficient shares authorized under the Plan, the Company will provide Mr. Vachon with cash payments in lieu of the equity awards described above.

Following Ms. Abrams’ resignation and Mr. Landis’ appointment, the composition of the committees of the Board of Directors of the Company is as follows:

Nominating and Corporate Governance Committee

•	Gregory Landis (Chair)

•	Peter Feld

Compensation Committee

•	David Lockwood (Chair)

•	Mark Jensen

•	William Marino

Audit Committee

•	Mark Jensen (Chair)

•	Peter Feld

•	David Lockwood

Intellectual Property Committee

•	Philip Vachon (Chair)

•	William Marino

•	Gregory Landis

Technology Advisory Committee

•	Michael Mulica

A copy of the press release discussing the matters set forth above is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release issued by Unwired Planet, Inc. on July 29, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unwired Planet, Inc.

	By:	/s/ Eric Vetter
Dated: July 29, 2013	Name:	Eric Vetter
	Title:	President and Principal Executive Officer